Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2014 relating to the consolidated financial statements of Crossroads Systems, Inc. for the two year period ended October 31, 2013.

We further consent to being named as "Experts" in accounting and auditing as defined in this Registration Statement.

/s/ PMB Helin Donovan, LLP

Austin, Texas

June 27, 2014